Exhibit 10.19

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated December 9, 2014 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Borrower”), the Guarantors, the Lenders party hereto and SunTrust Bank, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Lenders and SunTrust Bank, as Administrative Agent, Swingline Lender and Issuing Bank, entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of April 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement;

WHEREAS, the Lenders agree to such requested amendments subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) The cover page of the Credit Agreement is amended by adding the following at the bottom of such cover page:

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arranger and Sole Bookrunner

and

BANK OF AMERICA, N.A.,

FIFTH THIRD BANK

and

REGIONS CAPITAL MARKETS,

a division of Regions Bank,

as Joint Lead Arrangers

(b) The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Credit Agreement:

“First Amendment Effective Date” means December 9, 2014.

“First Amendment to Credit Agreement” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and between Borrower, Administrative Agent, the Lenders party thereto and the Subsidiary Loan Parties party thereto.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Borrower that has not already become a Subsidiary Loan Party that (a) at any time (i) accounted for five percent (5.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (ii) holds assets with an aggregate book value equal to or greater than five percent (5.0%) of the aggregate fair market value of the total assets of the Borrower and its Subsidiaries on a consolidated basis or (b) when taken together with other Domestic Subsidiaries that are not already Subsidiary Loan Parties, (x) accounted for ten percent (10.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (y) holds assets with an aggregate book value equal to or greater than ten percent (10.0%) of the aggregate fair market value of the total assets of the Borrower and its Subsidiaries on a consolidated basis. Upon the acquisition of a new Domestic Subsidiary or the merger or consolidation of any Person with or into an existing Domestic Subsidiary (or the acquisition of other assets by an existing Domestic Subsidiary), the qualification of the affected Domestic Subsidiary as a “Material Subsidiary” pursuant to the foregoing requirements of this definition shall be determined on a pro forma basis as if such Domestic Subsidiary had been acquired or such merger, consolidation or other acquisition had occurred, as applicable, at the beginning of the relevant period of four consecutive Fiscal Quarters.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

(c) The following definitions in Section 1.1 of the Credit Agreement are amended as follows:

(i) The definition of “Aggregate Revolving Commitments” is amended to read as follows:

“Aggregate Revolving Commitments” shall mean, collectively, all Revolving Commitments of all Lenders at any time outstanding. On the First Amendment Effective Date, the amount of Aggregate Revolving Commitments is $225,000,000.

(ii) The definition of “Anti-Terrorism Order” is deleted in its entirety.

(iii) The definition of “Applicable Margin” is amended by replacing the last sentence of such definition with the following sentence:

Notwithstanding the foregoing, the Applicable Margin from the First Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending on December 31, 2014 are delivered shall be at Level III.

(iv) The definition of “Applicable Percentage is amended by replacing the last sentence of such definition with the following sentence:

Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the First Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending on December 31, 2014 are delivered shall be at Level III.

(v) The definition of “Consolidated EBITDA” is amended by deleting the “and” immediately prior to clause (vii) and adding the following after clause (vii):

, (viii) one-time fees, costs and expenses (including without limitation legal and other professional fees) in connection with (x) the retirement and severance of Ronald W. Allen and David Buck and (y) the bid by Vintage Capital Management to acquire the Borrower, and other proxy contests and shareholder proposals, including costs, expenses and fees relating to responding to, defending and settling such matters, in each case to the extent such fees, costs and expenses were incurred prior to the First Amendment Effective Date, and (ix) transaction closing costs, fees and expenses actually incurred during such period in connection with the negotiation and closing of the First Amendment to Credit Agreement, and the related amendments to the Loan Facility Agreement and the Note Agreements and the related transaction documents, in each case paid during such period to Persons that are not Affiliates of the Borrower or any Subsidiary.

(vi) The definition of “Fee Letter” is amended to read as follows:

“Fee Letter” shall mean that certain letter agreement dated as of October 31, 2014, by and between the Borrower, SunTrust Robinson Humphrey, Inc. and the Administrative Agent, setting forth certain fees applicable to the revolving credit and term loan facilities described herein, either as originally executed or as hereafter amended or modified.

(vii) The definition of “Joint Lead Arrangers” is amended to read as follows:

“Joint Lead Arrangers” shall mean SunTrust Robinson Humphrey, Inc., Bank of America, N.A., Fifth Third Bank and Regions Capital Markets, a division of Regions Bank, each in its capacity as a joint lead arranger in connection with this Agreement.

(viii) The definition of “LIBOR” is amended by adding the following proviso at the end of the proviso of such definition:

; provided, further, that, if LIBOR would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(ix) The definition of “Maturity Date” is amended by replacing “December 13, 2017” therein with “December 9, 2019”.

(x) The definition of “Revolving Commitment Termination Date” is amended by replacing “December 13, 2017” therein with “December 9, 2019”.

(xi) The definition of “Sanctioned Country” is amended to read as follows:

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

(xii) The definition of “Sanctioned Person” is amended to read as follows:

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

(xiii) The definition of “Term Loan Commitment” is amended to read as follows:

“Term Loan Commitment” shall mean, with respect to each Lender, the obligation of such Lender to make a Term Loan hereunder on the First Amendment Effective Date, in a principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1.1(b). The aggregate principal amount of all Lenders’ Term Loan Commitments as of the First Amendment Effective Date is $125,000,000.

(d) Section 2.6 of the Credit Agreement is amended to read as follows:

2.6 Term Loan Commitments. Immediately prior to the First Amendment Effective Date, the aggregate outstanding principal amount of Term Loans was $123,093,750. Subject to the terms and conditions set forth in this Agreement, on the First Amendment Effective Date, each Lender holding a Term Loan Commitment agrees to (x) extend the maturity date of its portion of the outstanding term loan under the Existing Credit Agreement to the Maturity Date and (y) make an advance in the amount of its Pro Rata Share of the $1,906,250 being advanced to the Borrower on the First Amendment Effective Date (and, to the extent necessary such that the portion of such extended Term Loans held by such Lender equals such Lender’s Term Loan Commitment, make additional advances and/or permit the reallocation of its Term Loans among the other Lenders holding Term Loan Commitments). The Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof.

(e) Section 2.10(c) of the Credit Agreement is amended to read as follows:

The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Term Loan of such Lender in equal quarterly installments payable on the last day of each March, June, September and December, commencing on December 31, 2014, with each such installment being in the aggregate principal amount for all Lenders equal to $3,125,000 (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement); provided that, to the extent not previously paid, the entire unpaid principal balance of the Term Loans shall be due and payable in full on the Maturity Date.

(f) Sections 4.16 and 4.17 of the Credit Agreement are deleted in their entirety and replaced with the following Section 4.16:

Section 4.16. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary is a Sanctioned Person. No Borrowing or Letter of Credit, use by the Borrower or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(g) Section 5.1(g) of the Credit Agreement is amended by (i) adding “, in each case, on a quarter by quarter basis for such forecasted Fiscal Year information;” at the end of such Section and (ii) deleting the period at the end of such Section.

(h) Section 5.3 of the Credit Agreement is amended by adding the following language immediately prior to the proviso appearing in said Section:

, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs).

(i) Section 5.9(a) of the Credit Agreement is amended to read as follows:

(a) as an extension and continuation of Indebtedness owing under, and to amend, this Agreement on the First Amendment Effective Date and to pay fees and expenses related thereto and

(j) Section 5.9 of the Credit Agreement is amended by adding the following as a new paragraph to such Section:

The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(k) Section 5.10(a) of the Credit Agreement is amended to read as follows:

(a) Within ten (10) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) after any Subsidiary is acquired or formed, the Borrower shall (i) notify the Administrative Agent and the Lenders thereof, (ii) if such Subsidiary is a Material Domestic Subsidiary, cause such Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to the Subsidiary Guarantee Agreement and (iii) if such Subsidiary is a Material Domestic Subsidiary, cause such Domestic Subsidiary to deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 3.1 as reasonably requested by the Administrative Agent. In the event that any Domestic Subsidiary that is not already a Subsidiary Loan Party becomes a Material Domestic Subsidiary at any time after its formation or acquisition, the Borrower shall have up to (10) Business Days (or such later date as the Administrative Agent may agree in its sole discretion) to cause it to (x) become a Subsidiary Loan Party by executing agreements in the form of Annex I to the Subsidiary Guarantee Agreement and (y) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 3.1 as reasonably requested by the Administrative Agent.

(l) The first sentence of Section 5.10(b) of the Loan Facility Agreement is amended to read as follows:

The Borrower may, after the Effective Date, acquire (subject to Section 7.4) or form additional Foreign Subsidiaries.

(m) Section 6.1 of the Credit Agreement is amended to read as follows:

Section 6.1 Total Debt to EBITDA Ratio. The Borrower and its Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Total Debt to EBITDA Ratio of not greater than (a) with respect to the Fiscal Quarter ending December 31, 2014 and each Fiscal Quarter ending thereafter through and including December 31, 2015, 3.25:1.00, and (b) for each Fiscal Quarter ending thereafter, 3.00:1.00.

(n) Section 6.2 of the Credit Agreement is amended to read as follows:

Section 6.2 Fixed Charge Coverage Ratio. The Borrower and its Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than (a) with respect to the Fiscal Quarter ending December 31, 2014 and each Fiscal Quarter ending thereafter through and including December 31, 2015, 1.75:1.00, and (b) for each Fiscal Quarter ending thereafter, 2.00:1.00.

(o) Section 10.1(b) of the Credit Agreement is amended by adding the following new clauses (iii) and (iv):

(iii) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(iv) Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

(p) Section 10.3(b) of the Credit Agreement is amended by deleting the final sentence of such Section in its entirety.

(q) Schedule 1.1(b) of the Credit Agreement is amended to read as Schedule 1.1(b) attached hereto.

(r) Schedule 2.24 of the Credit Agreement is amended by deleting the description of the Irrevocable Standby Letter of Credit included therein and replacing such description with “None.”.

2. Lender Joinder.

(a) Each lender party hereto that does not have a Commitment and/or outstanding Loans under the Credit Agreement prior to the First Amendment Effective Date (each, a “New Lender”) hereby agrees to provide a Revolving Commitment and a Term Loan Commitment to the Borrower in the respective amounts set forth on Schedule 1.1(b) attached hereto. Each New Lender with a Revolving Commitment shall be deemed to have purchased, without recourse, a risk participation from the Issuing Bank in all Letters of Credit issued by it under the Credit Agreement and the obligations arising thereunder in an amount equal to its Pro Rata Share of the obligations under such Letters of Credit, and shall absolutely, and unconditionally assume, and be obligated to pay to the Issuing Lender and discharge when due as provided in the Credit Agreement, its Pro Rata Share of the obligations arising under such Letters of Credit. Each New Lender shall be deemed to have purchased, without recourse, a risk participation from the Swingline Lender in all Swingline Loans made by it under the Credit Agreement and the obligations arising thereunder in an amount equal to its Pro Rata Share of the obligations under such Swingline Loans, and shall absolutely and unconditionally assume, and be obligated to pay to the Swingline Lender and discharge when due as provided in the Credit Agreement, its Pro Rata Share of the obligations arising under such Swingline Loans.

(b) Each New Lender (i) represents and warrants that (1) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (2) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (3) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and, based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (4) it has delivered to the Borrower and/or the Administrative Agent, as applicable, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender (including, but not limited to, completion, execution and delivery of applicable Internal Revenue Service tax withholding exemption forms); and (ii) agrees that it will (1) independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (2) perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c) Each of the Loan Parties, the Lenders (including the New Lenders) and the Administrative Agent agrees that, as of the First Amendment Effective Date, each New Lender shall (i) be a party to the Credit Agreement, (ii) be a “Lender” for all purposes of the Credit Agreement and the other Loan Documents and (iii) have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

3. Aggregate Revolving Commitments and Term Loan. The Administrative Agent and the Lenders agree that the Commitments of each of the Lenders immediately prior to the effectiveness of this Amendment shall be reallocated (and to the extent necessary with respect to each Lender, increased or decreased) among the Lenders such that, immediately after the effectiveness of this Amendment in accordance with its terms, the Commitments of each Lender shall be as set forth on Schedule 1.1(b) attached hereto. In order to effect such reallocations, assignments shall be deemed to be made among the Lenders in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignments and Acceptances (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived). Further, to effect the foregoing, each Lender agrees to make cash settlements in respect of any outstanding Loans, either directly or through the Administrative Agent, as the Administrative Agent may direct or approve, such that after giving effect to this Amendment, each Lender holds Loans equal to its Pro Rata Share (based on the Commitment of each Lender as set forth on Schedule 1.1(b) attached hereto).

4. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Administrative Agent and each Lender:

(a) Amendment. Receipt of a counterpart of this Amendment signed by each of the Loan Parties, the Lenders and the Administrative Agent.

(b) Opinion of Counsel. Receipt of a favorable written opinion of Kilpatrick Townsend & Stockton LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Lenders shall reasonably request.

(c) Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:

(i) a certificate of the Secretary or Assistant Secretary of each Loan Party attaching and certifying copies of its bylaws or operating agreement, as applicable, and of the resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of such Loan Party executing this Amendment; and

(ii) certified copies of the articles of incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party.

(d) Material Adverse Effect. Since December 31, 2013, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(e) No Default. At the time of and immediately after giving effect to the Borrowings on the First Amendment Effective Date, no Default or Event of Default shall exist.

(f) Representations and Warranties. At the time of and immediately after giving effect to the Borrowings on the First Amendment Effective Date, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.

(g) Closing Certificate. Receipt by the Administrative Agent of a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer, (i) confirming compliance with the conditions set forth in Sections 2(d), (e) and (f), and (ii) certifying that (x) all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable laws, or by any contractual obligation of each Loan Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and (y) no known investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing.

(h) OFAC, Patriot Act, Etc. Receipt by the Administrative Agent and any requesting Lender of all documentation and other information with respect to the Loan Parties that the Administrative Agent or such Lender, as applicable, has requested of the Borrower and which the Administrative Agent or such Lender, as applicable, reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(i) Amendments to Loan Facility Documents. The Loan Facility Agreement and the other Loan Facility Documents shall have been amended and restated in a manner reasonably satisfactory to the Administrative Agent.

(j) Amendments to Note Agreements. The Note Agreements shall have been (or shall be substantially simultaneously herewith) amended in a manner reasonably satisfactory to the Administrative Agent.

(k) Fees and Attorney Costs. Receipt by the Administrative Agent, the Joint Lead Arrangers and the Lenders of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or either Joint Lead Arranger.

5. Miscellaneous.

(a) This Amendment shall be deemed to be, and is, a Loan Document.

(b) Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

(c) Effective as of the First Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.

(d) Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Loan Parties as follows:

(i) such Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(ii) this Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	AARON INVESTMENT COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

AARON’S PRODUCTION COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Chief Executive Officer

99LTO, LLC,
AARON’S LOGISTICS, LLC,
AARON’S PROCUREMENT COMPANY, LLC,
AARON’S STRATEGIC SERVICES, LLC,
each as a Guarantor

	By:	AARON’S, INC., as sole Manager

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President, Chief Financial Officer

PROGRESSIVE FINANCE HOLDINGS, LLC,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

Prog Finance Arizona, LLC
Prog Finance California, LLC
Prog Finance Florida, LLC
Prog Finance Georgia, LLC
Prog Finance Illinois, LLC
Prog Finance Michigan, LLC
Prog Finance New York, LLC
Prog Finance Ohio, LLC
Prog Finance Texas, LLC
Prog Finance Mid-West, LLC
Prog Finance North-East, LLC
Prog Finance South-East, LLC
Prog Finance West, LLC
NPRTO Arizona, LLC
NPRTO California, LLC
NPRTO Florida, LLC
NPRTO Georgia, LLC
NPRTO Illinois, LLC
NPRTO Michigan, LLC
NPRTO New York, LLC
NPRTO Ohio, LLC
NPRTO Texas, LLC
NPRTO Mid-West, LLC
NPRTO North-East, LLC
NPRTO South-East, LLC
NPRTO West, LLC, each as a Guarantor

By:		PROG LEASING, LLC, Sole Manager

	By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:		/s/ Gilbert L. Danielson
Name:		Gilbert L. Danielson
Title:		Executive Vice President

PANGO LLC, as a Guarantor

By:		PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager

By:		/s/ Gilbert L. Danielson
Name:		Gilbert L. Danielson
Title:		Executive Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

PROG LEASING, LLC, as a Guarantor

By:	PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

ADMINISTRATIVE AGENT:	SUNTRUST BANK,
as Administrative Agent, as Issuing Bank, as Swingline Lender and as a Lender

	By	/s/ Toby Stoops
	Name:	Toby Stoops
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	Bank of America, N.A.,
as a Lender

	By	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	FIFTH THIRD BANK,
as a Lender

	By	/s/ Kenneth W. Deere
	Name:	Kenneth W. Deere
	Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	Regions Bank,
as a Lender

	By	/s/ Gilbert H. Reese
	Name:	Gilbert H. Reese
	Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	Branch Banking and Trust Company,
as a Lender

	By	/s/ Bradley B. Sands
	Name:	Bradley B. Sands
	Title:	Assistant Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	Citizens Bank, N.A.,
as a Lender

	By	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Senior Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

LENDERS:	Synovus Bank,
as a Lender

	By	/s/ Mike Sawicki
Mike Sawicki
Corporate Banking

FIRST AMENDMENT TO CREDIT AGREEMENT

AARON’S, INC.

SCHEDULE 1.1(b)

LENDER COMMITMENTS

Lender	Revolving Commitment	Term Loan Commitment
SunTrust Bank	$47,142,857.14	$26,190,476.19
Bank of America, N.A.	$38,571,428.57	$21,428,571.43
Fifth Third Bank	$38,571,428.57	$21,428,571.43
Regions Bank	$38,571,428.57	$21,428,571.43
Branch Banking & Trust Company	$34,285,714.29	$19,047,619.05
Citizens Bank	$17,142,857.14	$9,523,809.52
Synovus Bank	$10,714,285.71	$5,952,380.95

Total:	$225,000,000.00	$125,000,000.00